Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

Friday, November 2, 2012

CONTACT:	Rob Swadosh / Gabrielle Gutscher
The Dilenschneider Group
212-922-0900

INFUSYSTEM HOLDINGS, INC. TO ISSUE

THIRD QUARTER 2012 FINANCIAL RESULTS ON NOVEMBER 14, 2012

Investor Conference Call Scheduled for November 15

MADISON HEIGHTS, MI, November 2, 2012 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), the leading national provider of infusion pumps and related services for the healthcare industry, announced that it will issue results for the third quarter 2012 on Wednesday, November 14, 2012 following the market close.

The Company will conduct a conference call for investors on Thursday, November 15, 2012 at 9:00 a.m. Eastern Time to discuss third quarter performance and results. To participate in this call, please dial in toll-free (888) 895-5479 and use the confirmation number 33635260.

A replay of the call will be available via the Company’s website for 30 days following the call at http://www.infusystem.com/investors.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support, and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company's stock is traded on the NYSE MKT under the symbol INFU.